THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR HAMMONDS INDUSTRIES, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

HAMMONDS INDUSTRIES, INC.

PROMISSORY NOTE

U.S. $1,000,000 New York, New York

August 15, 2007

FOR VALUE RECEIVED, the undersigned, Hammonds Industries, Inc., a Nevada corporation (the "Borrower"), hereby promises to pay to the order of Vision Opportunity Master Fund, Ltd. or any future permitted holder of this promissory note (the "Lender"), at the principal office of the Lender set forth herein, or at such other place as the holder may designate in writing to the Borrower, the principal sum of up to ONE MILLION DOLLARS (U.S. $1,000,000), or such other amount as may be outstanding hereunder, together with any and all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this promissory note (the "Note"). This Note is the Note referred to in the Letter Loan Agreement dated August 15, 2007 between the Borrower and the Lender (the “Letter Loan Agreement”).

Principal and Interest Payments.

(a) The Company shall repay in full the entire principal balance then outstanding under this Note in the manner provided in Section 1(c) hereof on the first to occur (the "Maturity Date") of: (i) September 30, 2007; (ii) the consummation of the Proposed Financing (as defined in Section 1(c) hereof); or (iii) the acceleration of the obligations as contemplated by this Note.

(b) If on the Maturity Date the Proposed Financing has not been consummated, the Borrower shall pay to the Holder an aggregate amount of $1,100,000 in satisfaction of the obligations evidenced by this Note. In the event the Borrower fails to pay such amount in full to the Lender on the Maturity Date, then to the extent permitted by law, the Borrower will pay interest on such amount to the Lender, payable on demand, from the date of the Event of Default until payment in full at the rate of fifteen percent (15%) per annum. Such interest shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days.

(c) At the Maturity Date, the outstanding principal amount of this Note plus all accrued but unpaid interest shall be due and payable in cash; provided, however, that if the Maturity Date arises due to the consummation of a private placement of the Borrower’s equity securities, including, without limitation, any restructuring or modification to currently outstanding securities (the “Proposed Financing”), the outstanding principal amount of this Note may, at the Holder’s sole option, be converted or exchanged into the equity securities of the Borrower issued pursuant to the Proposed Financing. For the avoidance of doubt, upon the conversion or exchange of this Note, the outstanding principal amount of this Note shall be used as consideration for the purchase (or payment of the exercise price, as the case may be) of such equity securities of the Borrower issued upon consummation of the Proposed Financing.

Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Lender with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Borrower shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Parties in Interest, Transferability. This Note shall be binding upon the Borrower and its successors and assigns and the terms hereof shall inure to the benefit of the Lender and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of Section 6 of this Note, or pledged, hypothecated or otherwise granted as Security by the Lender.

Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. Upon an Event of Default (as defined in the Letter Loan Agreement), the Lender shall have all the rights and remedies contained in the Letter Loan Agreement. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note or in the Letter Loan Agreement, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender's right to pursue actual damages for any failure by the Borrower to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Lender and shall not, except as expressly provided herein, be subject to any other obligation of the Borrower (or the performance thereof). The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Lender and that the remedy at law for any such breach may be inadequate. Therefore the Borrower agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Compliance with Securities Laws. The Lender of this Note acknowledges that this Note is being acquired solely for the Lender's own account and not as a nominee for any other party, and for investment, and that the Lender shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR HAMMONDS INDUSTRIES, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

Borrower Waivers. Except as otherwise specifically provided herein, the Borrower and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Borrower liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

No delay or omission on the part of the Lender in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Lender, nor shall any waiver by the Lender of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Notices. Any notice, request, demand or other communication permitted or required to be given hereunder shall be provided in the manner specified in the Letter Loan Agreement.

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IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first written above.

HAMMONDS INDUSTRIES, INC.

By:

Name:

Title: